UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 4, 2023

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)        The Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) announced the retirement of Tonya R. Robinson, the Company’s Chief Financial Officer, effective as of January 4, 2023. Ms. Robinson’s retirement is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. In connection with Ms. Robinson’s retirement from the Company, on January 5, 2023, the Company and Ms. Robinson entered into a Separation Agreement and Release of Claims (the “Agreement”). Under the Agreement, the Company will pay to Ms. Robinson an aggregate sum of $3,500,000 (less any applicable withholdings and/or deductions), which will be paid in three installments in accordance with the following schedule: (i) $1,500,000 due and payable on January 31, 2023; (ii) $500,000 due and payable on July 31, 2023; and (iii) $1,500,000 due and payable on January 31, 2024. The Agreement also provides a general release of all claims by Ms. Robinson and affirms certain obligations under her 2021 employment agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-disparagement, non-hire, and non-solicitation.

Additionally, effective as of January 4, 2023, the Board appointed Keith Humpich, age 53, as the Company’s interim Chief Financial Officer. In this role, he will serve the Company on an interim basis as its principal financial officer and principal accounting officer. Mr. Humpich joined the Company in February 2005, as the Director, then Senior Director, of Internal Audit, where he served until his promotion to Vice President of Finance in 2021, where he oversees the Company’s Financial Reporting, Tax, Treasury, Internal Audit, and Financial Analysis functions. Mr. Humpich will continue the oversight of these functions during his service as interim Chief Financial Officer. Prior to joining the Company, he held several different finance and/or audit positions at Lexmark International and Ernst & Young LLP. Mr. Humpich has over 30 years of accounting, audit and finance experience. In connection with his service as interim Chief Financial Officer, Mr. Humpich will receive a $100,000 stipend per fiscal quarter (or portion thereto) in which he serves in such position, which amount will be paid in arrears. In the event Mr. Humpich only serves as interim Chief Financial Officer for a portion of any given fiscal quarter, then the $100,000 per quarter stipend will be prorated on a month-to-month basis. Mr. Humpich does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board is conducting a national search for a new Chief Financial Officer through an executive search process.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement and Release of Claims dated January 5, 2023 by and between Tonya R. Robinson and Texas Roadhouse Management Corp.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: January 6, 2023	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer and President

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